Exhibit 10.1
8-7-09 8-K

THIRD AMENDMENT TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AGREEMENT is made as of this 7th day of August, 2009, between PLEXUS CORP., a Wisconsin corporation (the “Company”) and JOHN NUSSBAUM (“Employee”).

WHEREAS, the parties entered into a Supplemental Executive Retirement Agreement dated September 19, 1996 (the “Original Agreement”), a First Amendment Agreement to the Original Agreement effective as of October 1, 1999 (the “First Amendment”), and a Second Amendment Agreement to the Original Agreement effective as of July 1, 2002 (the “Second Amendment” or the “SERP”), and now wish to enter into an additional amendment to reflect prospectively the original intent of the parties concerning Employee’s deferred compensation arrangement.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby amend the SERP, effective as of July 26, 2009 (the “Amendment Effective Date”), as follows:

1. Section 1 of the SERP is amended by adding the following new definitions:

“1.8 ‘Annual Cycle’ means a 12-month period commencing on any July 1; provided, however, that the first Annual Cycle shall be the period commencing on the Amendment Effective Date and ending on July 31, 2010, and the last Annual Cycle shall be the 12-month period commencing July 1, 2016.”

“1.9 ‘Payroll Date’ means each regular biweekly payroll date under the Company’s payroll system occurring during an Annual Cycle.”

2. Section 3.1 of the SERP is amended in its entirety to read as follows:

“3.1 Retirement Payments. On each Payroll Date during any Annual Cycle, the Company shall pay Employee an amount equal to (i) the annual amount set forth in Appendix A hereto for such Annual Cycle, divided by (ii) the number of scheduled Payroll Dates in such Annual Cycle.”

3. Sections 3.2, 3.4, and 3.5 of the SERP are deleted in their entirety.

4. Sections 5.7(b) of the SERP is amended by inserting immediately before the end of the first sentence thereof the following:

“, but in no event later than the last day of the year following the year of payment of the Excise Tax to which the Gross-Up Payment relates”.

5. Section 5.8 of the SERP is amended by deleting everything after “written materials relating thereto” and replacing the deleted language with the following:

“, including, without limitation, the Prior Agreement and the First Amendment Agreement.”

6. The following new Section 5.9 is added to the SERP:

“Section 409A. This Agreement is intended to comply on and after the Amendment Effective Date with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”), and shall be administered accordingly. A right to a series of installment payments under the Agreement is to be treated as a right to a series of separate payments for purposes of Section 409A. If an operational failure occurs with respect to Section 409A, Employee shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service.”

7. Except as amended by this Third Amendment, the terms of the SERP shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Third Amendment on this 7th day of August, 2009.

PLEXUS CORP.

By:   /s/ Angelo M. Ninivaggi
Name:  Angelo M. Ninivaggi
Title:  V.P., General Counsel

Attest:  /s/ Mary J. Bathke

    /s/ John Nussbaum
JOHN NUSSBAUM

Appendix A

Annual Cycle Year	Annual Cycle Period	Annual Amount

1 2 3 4 5 6 7 8
July 26, 2009 to June 30, 2010
July 1, 2010 to June 30, 2011
July 1, 2011 to June 30, 2012
July 1, 2012 to June 30, 2013
July 1, 2013 to June 30, 2014
July 1, 2014 to June 30, 2015
July 1, 2015 to June 30, 2016
July 1, 2016 to June 30, 2017
$309,750 $348,985 $362,945 $377,462 $392,561 $408,263 $424,594 $441,577